EXHIBIT 10.2
EXECUTION COPY

SECURITY AGREEMENT
dated as of
October 25, 2007,
among
ICELAND ACQUISITION SUBSIDIARY, INC.,
and
HAPC, INC.,
as Grantors
and
I-FLOW CORPORATION,
as Secured Party

i

(Continued)

(Continued)

(Continued)

Page
8.15 Additional Grantors	26

8.16 Releases	26

SCHEDULES

Schedule I	Notice Addresses

ANNEXES

Annex I	Form of Assumption Agreement for Additional Grantors
Annex II	Form of Deposit Account Control Agreement
Annex III	Form of Securities Account Control Agreement
Annex IV	Certain Collateral Matters

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”), dated as of October 25, 2007, is made by ICELAND ACQUISITION SUBSIDIARY, INC., a Delaware corporation (the “Borrower”), HAPC, INC., a Delaware corporation (“Holdings”), and each other Person that may become an additional Grantor hereunder as provided in Section 8.15 hereof (any such Person, a “Subsidiary Grantor”; the Subsidiary Grantors, the Borrower and Holdings are collectively referred to herein as the “Grantors”), in favor of I-FLOW CORPORATION, a Delaware corporation, as secured party (together with its successors and assigns, the “Secured Party”) .
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit and Guaranty Agreement dated as of October 25, 2007 (as such Credit and Guaranty Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Holdings, the Secured Party and the other parties thereto, the Secured Party has agreed to make Loan to the Borrower;
     WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Loan to the Borrower under the Credit Agreement;
     WHEREAS, it is a condition precedent to the obligations of the Secured Party to make the Loan under the Credit Agreement that the Borrower and each other Grantor shall have executed and delivered this Agreement to the Secured Party;
     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, to induce the Lender to enter into the Credit Agreement and make the Loan thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.
DEFINITIONS
     1.1 Credit Agreement Defined Terms; New York UCC Definitions. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. The following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Account, Documents, Equipment, Farm Products, Goods, Instruments, Inventory, Letter of Credit Rights, Securities Account, Securities Intermediary and Supporting Obligations.
     1.2 Other Defined Terms. For purposes of this Agreement, the following terms shall have the respective meanings given to them below.
     “Account Collateral” each Grantor’s right, title and interest, whether now existing or hereafter acquired or arising, in, to and under, each Deposit Account and Securities Account (including any successor accounts to any such accounts) and all amounts, investments and any other property (including, but not limited to, Checks, securities, financial assets, investment property, security entitlements and instruments) at any time deposited in or credited to any such account and all security entitlements with respect thereto, including all income or gain earned thereon and any Proceeds thereof.

     “Agreement” means this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
     “Books and Records” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Borrower in connection with, and relating to, the ownership of, or evidencing or containing information relating to, the Collateral.
     “Checks” means checks and other instruments and other payment instructions deposited into any Deposit Account or Securities Account.
     “Collateral” has the meaning set forth in Section 2.1.
     “Collateral Account” means any collateral account established by the Secured Party as provided in Section 5.1 or 5.4.
     “Computer Hardware and Software” means all rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disc drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (service code and object code in magnetic tape, disc or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes; and all rights with respect thereto, including any and all licenses, options, warrants, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing.
     “Contracts” means all contracts, agreements, instruments and credit agreements in any form (including, without limitation, any interest rate protection agreements, Hedge Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements), and portions thereof, to which any Grantor is a party or under which any Grantor or any property of any Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder, (iii) all rights of any Grantor to perform and to exercise all remedies thereunder, (iv) any and all rights to receive and compel performance under any or all Contracts and (v) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.
     “Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
     “Copyrights” means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

     “Credit Agreement” has the meaning set forth in the recitals hereto.
     “Deposit Account Control Agreement” means a Deposit Account Control Agreement, in substantially the form set forth on Annex II attached hereto or otherwise reasonably acceptable to the Secured Party, by and among a Grantor, the Secured Party and a depositary institution.
     “Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.
     “Filings” means the filing or recording of (i) the financing statements in the filing offices listed in Annex IV, and (ii) any filings after the date hereof in any other jurisdiction as may be necessary under any requirement of law.
     “General Intangibles” means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and Credit Agreements in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.
     “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Domain Names, the Patents, the Patent Licenses, the Trade Secrets, the Trade Secret Licenses, the Trademarks and the Trademark Licenses and all rights to sue at law or equity or otherwise recover for any and all past, present and future infringements, misappropriations, dilutions or other impairments thereof and all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements, misappropriations, dilutions or other impairments thereof).
     “Intercompany Note” means any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.
     “Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity Interests.
     “Issuers” means the collective reference to each issuer of any Investment Property.
     “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Patent License” means any agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use or sell or import any invention covered in whole or in part by a Patent.

     “Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all provisionals, divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.
     “Permitted Liens” means Liens permitted under Section 8.3 of the Credit Agreement.
     “Pledged Equity Interests” means all Equity Interests of InfuSystem, Inc., a California corporation, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.
     “Pledged Notes” means all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
     “Pledged Securities” means the Pledged Notes and the Pledged Equity Interests.
     “Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
     “Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
     “Release Date” means (a) with respect to the Borrower, the Termination Date, and (b) with respect to any Subsidiary Grantor or other Grantor (other than the Borrower), the earlier to occur of (i) the date upon which all Obligations and all other Secured Obligations shall have been paid in full in cash and all Term Loan Commitments shall have been permanently terminated and (ii) the date upon which all the capital stock or substantially all the assets of such Subsidiary Grantor shall have been sold or otherwise disposed of in accordance with the terms of the Credit Agreement.
     “Secured Obligations” means all Obligations and all other obligations and liabilities of every nature of the Borrower, Holdings and the Subsidiary Grantors or any other Obligor (including, without limitation, the obligations under the Guaranty) now or hereafter existing under or arising out of or in connection with the Credit Agreement or the other Loan Documents, in each case together with all extensions or renewals thereof, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to the Borrower or any other Grantor, would accrue at the applicable rate provided for in the Credit Agreement on such obligations, whether or not a claim for post-filing or post-completion interest is allowed against the Borrower or such Grantor in the related bankruptcy, insolvency or similar proceeding), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of the Grantors now or hereafter existing under this Agreement.

     “Securities Account Control Agreement” means a Securities Account Control Agreement, in substantially the form set forth on Annex III attached hereto or otherwise reasonably acceptable to the Secured Party, by and among a Grantor, the Secured Party and a Securities Intermediary.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Subsidiary Grantor Claims” means indebtedness owing to a Grantor by another Grantor.
     “Trade Secret Licenses” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret.
     “Trade Secrets” means all trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including.
     “Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, domain names, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.
     1.3 Rules of Interpretation. The provisions of this Agreement shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.2 and 1.3 of the Credit Agreement. As used herein, and any certificate or other document made or delivered pursuant hereto:
     (a) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and clause, subsection, Section, Schedule, Annex, Exhibit and analogous references are to this Agreement unless otherwise specified;
     (b) the expressions “payment in full”, “paid in full” and any other similar terms or phrases when used herein with respect to the Secured Obligations shall mean the payment in full, in immediately available funds, of all the Secured Obligations; and
     (c) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2.
SECURITY INTEREST
     2.1 Grant of Security Interest. Each Grantor hereby pledges, assigns and transfers to the Secured Party, and hereby grants to the Secured Party a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

     (a) all Accounts;
     (b) all Account Collateral;
     (c) all Books and Records;
     (d) all Chattel Paper;
     (e) all Commercial Tort Claims;
     (f) all Computer Hardware and Software;
     (g) all Contracts;
     (h) all Documents;
     (i) all Equipment;
     (j) all General Intangibles;
     (k) all Goods;
     (l) all Instruments;
     (m) all Intellectual Property;
     (n) all Inventory;
     (o) all Investment Property;
     (p) all Letter of Credit Rights;
     (q) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;
     (r) all other personal property to the extent not otherwise described above; and
     (s) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
     Each item of Collateral listed in this Section 2.1 that is defined in Articles 8 or 9 of the New York UCC and that is not otherwise defined herein shall have the meaning set forth in the New York UCC, it being the intention of the Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets.
     2.2 Security for Secured Obligations. This Agreement secures, and the Collateral assigned by each Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations of such Grantor.

     2.3 Transfer of Collateral. All certificates and instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Secured Party or a Person designated by the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Secured Party. Notwithstanding the preceding sentence, at the Secured Party’s discretion, all such Pledged Securities must be delivered or transferred in such manner as to permit the Secured Party to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the New York UCC (if the Secured Party otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Pledged Securities. In addition, during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.
     2.4 Bailees. Any Person (other than the Secured Party) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as pledge holder and bailee and agent for perfection for, and for the benefit of, the Secured Party. At any time and from time to time during the continuance of an Event of Default, the Secured Party may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the bailee of and agent for perfection for, and as pledge holder for, and for the benefit of, the Secured Party, and request such Person’s written acknowledgment thereof. Without limiting the generality of the foregoing, during the continuance of an Event of Default, each Grantor will join with the Secured Party upon the Secured Party’s request in notifying any Person who has possession of any Collateral of the Secured Party’s security interest therein and requesting an acknowledgment from such Person that it is holding the Collateral for the benefit of the Secured Party.
SECTION 3.
Representations and Warranties.
     To induce the Secured Party to enter into the Credit Agreement and to make Loans thereunder, each Grantor hereby represents and warrants to the Secured Party that:
     3.1 Annex IV and Representations in Other Loan Documents. The statements and information set forth in Annex IV hereto and the representations and warranties of such Grantor set forth in the Credit Agreement and the other Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.
     3.2 Title; No Other Liens. Except for Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as have been filed in favor of the Secured Party pursuant to this Agreement and (ii) as are permitted by the Credit Agreement.
     3.3 Perfected First Priority Liens. Upon completion of the Filings (or, in the case of (x) all Deposit Accounts, Securities Accounts and Collateral Accounts, the obtaining and maintenance of “control” (as described in the Code), (y) in the case of Commercial Tort Claims, the taking of the actions required by Section 4.13 herein and (z) in the case of Letter-of-Credit Rights, the taking of the actions required by Section 4.5(c) hereof), the security interests granted pursuant to this Agreement (1) will constitute valid perfected security interests in all of the Collateral in which a security interest may be perfected by Filings, and in all Collateral constituting Deposit Accounts, Securities Accounts and Collateral Accounts, all commercial tort claims and Letter-of-Credit Rights, as applicable, in favor of the Secured Party as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (2) are prior to all other Liens on the Collateral in existence on the date hereof, and the Collateral will be subject to no Liens other than Permitted Liens.
     3.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Annex IV.
     3.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Annex IV.
     3.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
     3.7 Investment Property.
     (a) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all the issued and outstanding Equity Interests of each Issuer owned by such Grantor.
     (b) All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.
     (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Liens created by this Agreement.
     3.8 Receivables.
     (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Secured Party.
     (b) [intentionally omitted].
     (c) The amounts represented by such Grantor to the Secured Party from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.
     3.9 Intellectual Property.
     (a) There are no material registrations and/or applications for Intellectual Property and trade names (whether or not subject to an application or registration) that are owned by such Grantor in its own name on the date hereof.
     (b) On the date hereof, all material Intellectual Property owned or used by such Grantor is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

     (c) On the date hereof, none of the Intellectual Property owned or used by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
     (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.
     (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.
     3.10 Deposit Accounts and Securities Accounts. Each Grantor is the record and beneficial owner of, and has good title to, the Deposit Accounts and Securities Accounts pledged by it hereunder, free of any and all Liens or options in favor or, or claims of, any other Person, except the Security Interest created by this Agreement, and rights of setoff of any depository bank or securities intermediary and other Permitted Liens. As of the date hereof, all Deposit Accounts and Securities Accounts held by a Grantor (other than those maintained with the Secured Party) are subject to a Deposit Account Control Agreement and a Securities Account Control Agreement, as applicable.
     3.11 Benefit to each Subsidiary Grantor. The Borrower is a member of an affiliated group of companies that includes Holdings and each Subsidiary Grantor, and the Borrower, Holdings and the Subsidiary Grantors are engaged in related businesses. Holdings is the parent company of, and each Subsidiary Grantor is a Subsidiary of, the Borrower and each such Grantor’s obligations pursuant to this Agreement reasonably may be expected to benefit it, directly or indirectly, and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of Holdings and such Subsidiary Grantor and the Borrower.
     3.12 Consents. No consent of any party (other than a Grantor) to any Copyright License, Patent License, Trade Secret License or Trademark License constituting Collateral or any obligor in respect of any material Account constituting Collateral or which owes in the aggregate a material portion of all the Accounts constituting Collateral is required, or purports to be required, to be obtained by or on behalf of any Grantor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Copyright License, Patent License, Trade Secret License, Trademark License and Account constituting Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor party thereto and (to the knowledge of such Grantor) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and except to the extent the failure of any such Copyright License, Patent License, Trade Secret License, Trademark Licenses, Accounts, Contracts and General Intangibles constituting Collateral to be in full force and effect or valid or legally enforceable could not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Copyright Licenses, Patent Licenses, Trade Secret Licenses, Trademark Licenses and Accounts constituting Collateral by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect and those the failure of which to make or obtain could not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral. No Grantor nor (to the knowledge of any Grantor) any other party to any Copyright License, Patent License, Trade Secret License, Trademark

License or Account, Contract or other General Intangible constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as could not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Collateral.
SECTION 4.
COVENANTS
     Each Grantor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Release Date with respect to such Grantor:
     4.1 Covenants in Credit Agreement. In the case of each Grantor, such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.
     4.2 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Secured Party, duly indorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Agreement.
     4.3 Maintenance of Insurance.
     (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, the Equipment and all real property subject to a Mortgage against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Secured Party and (ii) insuring such Grantor and the Secured Party against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Secured Party.
     (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Secured Party of written notice thereof, (ii) name the Secured Party as insured party and loss payee as its interests may appear, (iii) if reasonably requested by the Secured Party, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Secured Party.
     (c) The Borrower shall deliver to the Secured Party a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s annual financial statements pursuant to Section 7.1(a) of the Credit Agreement and such supplemental reports with respect thereto as the Secured Party may from time to time reasonably request.
     4.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any significant portion of the Collateral or any interest therein.

     4.5 Maintenance of Perfected Security Interest; Further Documentation.
     (a) Other than as permitted by this Agreement or the Credit Agreement, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever including without limitation, completing the Filings and filing any financing or continuation or analogous statements or filings under the Uniform Commercial Code (or other applicable laws) in effect in any jurisdiction with respect to the security interests created hereby.
     (b) Such Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Secured Party may reasonably request, all in reasonable detail.
     (c) At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation or analogous statements or filings under the Uniform Commercial Code (or other Applicable Laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property, Account Collateral, Letter-of-Credit Rights and any other relevant Collateral, taking any actions reasonably necessary to enable the Secured Party to obtain “control” (within the meaning of the applicable Uniform Commercial Code (or other Applicable Laws)) with respect thereto, and (iii) in the case of any item of Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, at the request of the Secured Party, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and within 30 days after the end of each calendar quarter, deliver to the Secured Party copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.
     4.6 Changes in Locations, Name, etc. Such Grantor will not, except upon 30 days’ prior written notice to the Secured Party and delivery to the Secured Party of copies of all filed additional financing statements, and other documents (in each case, properly executed) reasonably requested by the Secured Party, to maintain the validity, perfection and priority of the security interests provided for herein:
     (a) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.4; or
     (b) change its name or Business Entity type.
     4.7 Notices. Such Grantor will advise the Secured Party promptly, in reasonable detail, of:
     (a) any Lien (other than Permitted Liens) on any of the Collateral; and
     (b) the occurrence of any other event that could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     4.8 Investment Property.
     (a) If such Grantor shall become entitled to receive or shall receive any (i) certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity Interests, or otherwise in respect thereof, or (ii) note, bond or other debt obligation or security, such Grantor shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party and deliver the same forthwith to the Secured Party in the exact form received, duly indorsed by such Grantor to the Secured Party, together with an undated stock power covering such certificate or bond or note power covering such promissory note, in each case above duly executed in blank by such Grantor and with signature guaranteed, to be held by the Secured Party, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer or obligor thereon shall be paid over to the Secured Party to be held by it hereunder as additional collateral security for the Secured Obligations, and in if any distribution of capital, or payment of principal, interest or other amounts, is made on or in respect of the Investment Property or any property is distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, or otherwise, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Secured Party, be delivered to the Secured Party to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or other property so paid or distributed in respect of the Investment Property are received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Secured Party, hold such money or property in trust for the Secured Party, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations. For the avoidance of doubt, if for any reason the Merger is not consummated on the date hereof, Holdings shall, on the date hereof, deliver and pledge to the Secured Party hereunder and in accordance with the terms hereof all share certificates representing any and all equity interests in Iceland Acquisition Subsidiary, Inc., a Delaware corporation.
     (b) Without the prior written consent of the Secured Party, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and Permitted Liens or (iv) enter into any agreement or undertaking that restricts the right or ability of such Grantor or the Secured Party to sell, assign or transfer, or requires or results in any change of rights relating to, or the value of, any of the Investment Property or Proceeds thereof.
     (c) In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Secured Party promptly in writing of the occurrence of any of the events described in Section 4.8(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Investment Property issued by it.

     4.9 Receivables.
     (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not, without prior written consent from the Secured Party (such consent to be provided at the Secured Party’s sole discretion), (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
     (b) Such Grantor will deliver to the Secured Party a copy of all material demands, notices or documents received by it that, in the aggregate, questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.
     4.10 Intellectual Property.
     (a) Except as otherwise permitted under the Credit Agreement, such Grantor (either itself or through licensees) will (i) continue to use each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
     (b) Except as otherwise permitted under the Credit Agreement, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent owned or used by such Grantor may become forfeited, abandoned or dedicated to the public.
     (c) Except as otherwise permitted under the Credit Agreement, such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.
     (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property owned or used by such Grantor to infringe the intellectual property rights of any other Person.
     (e) Such Grantor will notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
     (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Secured

Party within five Business Days after the last day of the fiscal quarter in which such filing occurs and will notify the Secured Party of any acquisition by such Grantor of any exclusive rights under a material Copyright License, Patent License, Trade Secret License or Trademark License within five Business Days after the last day of the fiscal quarter in which such agreement shall have become effective. Such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers necessary to evidence the Secured Party’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby; provided, if, in the reasonable judgment of such Grantor, after due inquiry, so evidencing such interest would result in the grant of a Trademark registration or Copyright registration in the name of the Secured Party, such Grantor shall give written notice to the Secured Party as soon as reasonably practicable and the Filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark registration or Copyright registration, as the case may be.
     (g) Except as otherwise permitted under the Credit Agreement, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
     (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Secured Party after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to seek to recover any and all damages for such infringement, misappropriation or dilution.
     (i) such Grantor will take all reasonable and necessary steps to preserve and protect the secrecy of all material Trade Secrets of such Grantor.
     4.11 Deposit Accounts. No Grantor shall deposit or in any way transfer any money into any account used exclusively for payroll purposes, except to the extent required to pay such Grantor’s employees’ wages, or as otherwise required by law (and except accounts subject to an effective deposit account control agreement in favor of Secured Party).
     4.12 New Accounts. No Grantor shall open any new Deposit Account or Securities Account unless such account is subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, or such Deposit Account or Securities Account is maintained with the Secured Party. All such Deposit Account Control Agreements and Securities Account Control Agreements shall be in substantially the same form as Annex II and Annex III, as applicable, or in such other form as the Secured Party shall reasonably approve, and the Grantors shall deliver true, correct and complete and fully executed copies of the same to the Secured Party. This Section 4.12 will not apply to one or more such new Deposit Accounts and Securities Accounts containing cash in the amount of (or in the case of any Securities Accounts, Investment Property having a fair market value of) no more than $25,000 in the aggregate with all other such new Deposit Accounts and Securities Accounts.
     4.13 Commercial Tort Claims. If any Grantor shall at any time hold or acquire, or otherwise become plaintiff or claimant in respect of, any Commercial Tort Claim, such Grantor will (a) promptly notify the Secured Party thereof, including a reasonably detailed description of such Commercial Tort Claim, and (b) if in excess of $50,000, grant to the Secured Party a security interest therein and in the

Proceeds thereof, all upon the terms of this Agreement, pursuant to one or more written supplements in form and substance reasonably satisfactory to the Secured Party.
SECTION 5.
REMEDIAL PROVISIONS
     5.1 Certain Matters Relating to Receivables.
     (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Secured Party may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Secured Party’s request, at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
     (b) The Secured Party hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Secured Party may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Secured Party at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Secured Party if required, in a Collateral Account maintained under the sole dominion and control of the Secured Party, subject to withdrawal by the Secured Party only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
     (c) During the continuance of a Default, at the Secured Party’s request, each Grantor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all orders, invoices and shipping receipts.
     5.2 Communications with Obligors; Grantors Remain Liable.
     (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Secured Party in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Secured Party’s satisfaction the existence, amount and terms of any Receivables.
     (b) Upon the written request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party.
     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The

Secured Party shall have no obligation or liability under any Receivable (or any agreement giving rise thereto), whether by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating thereto or otherwise, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto).
     5.3 Investment Property.
     (a) Unless an Event of Default shall have occurred and be continuing and (unless any of the events described in clauses (i) through (v) of Section 9.1(f) of the Credit Agreement shall have occurred with respect to such Grantor, in which case no notice shall be required) the Secured Party shall have given written notice to the relevant Grantor of the Secured Party’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken that, in the Secured Party’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
     (b) If an Event of Default shall occur and be continuing and the Secured Party elects to exercise one of the following remedies and shall have give written notice of its intent to exercise such rights to the relevant Grantor or Grantors (unless any of the events described in clauses (i) through (v) of Section 9.1(f) of the Credit Agreement shall have occurred with respect to such Grantor, in which case no notice shall be required): (i) the Secured Party shall have the right to receive any and all cash dividends, distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as the Secured Party may determine, and (ii) the Secured Party shall have the right to cause any or all of the Investment Property to be registered or re-issued in the name of the Secured Party or its nominee, and the Secured Party or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Secured Party of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
     (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Secured Party in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement without any other or further instructions from such

Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Secured Party.
     (d) After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Equity Interests or Pledged Notes is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Equity Interests or Pledged Notes issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.
     5.4 Proceeds To Be Turned Over to Secured Party. In addition to the rights of the Secured Party specified in Section 5.1 with respect to payments of Receivables and Section 5.3 with respect to payments in respect of Investment Property, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and cash equivalents shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Secured Party in the exact form received by such Grantor (duly indorsed by such Grantor to the Secured Party, if required). All Proceeds received by the Secured Party hereunder shall be held by the Secured Party in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Secured Party in a Collateral Account (or by such Grantor in trust for the Secured Party) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.
     5.5 Application of Proceeds. At any time that an Event of Default shall have occurred and be continuing, the Secured Party may apply all or any part of the Proceeds of any collection or sale of the Collateral, and any Collateral consisting of cash, whether or not held in any Collateral Account, in payment of the Secured Obligations in the following order:
     (a) FIRST, to the payment of all reasonable costs and expenses incurred by the Secured Party in connection with this Agreement, the Credit Agreement, any other Loan Document or any of the Secured Obligations, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise or preservation by the Secured Party of any right or remedy under this Agreement, the Credit Agreement or any other Loan Document;
     (b) SECOND, to the ratable satisfaction of all other Secured Obligations (with any amounts so payable in respect of Secured Obligations under the Credit Agreement paid to the Secured Party for application in accordance with the Credit Agreement); and
     (c) THIRD, to the relevant Grantor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.
     5.6 Code and Other Remedies.
     (a) If an Event of Default shall occur and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to them in this Agreement, the Credit Agreement and the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the

Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other Applicable Law or otherwise available at law or in equity. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Grantor’s premises or elsewhere. Upon any such sale or transfer, the Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Secured Party account for the surplus, if any, to any Grantor. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
     (b) In the event that the Secured Party elects not to sell the Collateral, the Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.
     (c) The Secured Party will not submit a “Notice of Exclusive Control” under a Deposit Account Control Agreement or a Securities Account Control Agreement, as applicable, unless an Event of Default has occurred and is continuing.
     (d) The Secured Party may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
     5.7 Private Sale.
     (a) If the Secured Party shall determine to exercise its right to sell any or all of the Pledged Equity Interests pursuant to Section 5.6, and if in the opinion of the Secured Party it is necessary or advisable to have the Pledged Equity Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Secured Party, necessary or advisable to register the Pledged Equity Interests, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Secured Party shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
     (b) Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state or foreign securities laws, even if such Issuer would agree to do so.
     (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 5.7 valid and binding and in compliance with any and all other Applicable Laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
     5.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.
     5.9 Non-Judicial Enforcement. The Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Secured Party to enforce its rights by judicial process.

SECTION 6.
THE SECURED PARTY
     6.1 Secured Party’s Appointment as Attorney-in-Fact, etc.
     (a) Each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Secured Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
          (i) in the name of such Grantor or its own name, or otherwise, (x) require any Investment Property to be registered or re-issued in the name of the Secured Party or its transferee or assign, (y) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and (z) file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Secured Party may request to evidence the Secured Party’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
          (iv) execute, in connection with any sale provided for in Section 5.6 or 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
          (v) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; assign any Copyright, Patent, Domain Name, Trade Secret or Trademark (along with the goodwill of the business to which any such Copyright, Patent, Domain Name, Trade Secret or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     (b) Anything in this Section 6.1 to the contrary notwithstanding, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1 unless an Event of Default shall have occurred and be continuing.
     (c) If any Grantor fails to perform or comply with any of its agreements contained herein, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
     (d) The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate set forth in Section 3.3.2 of the Credit Agreement as applicable to amounts not paid when due, from the date of payment by the Secured Party to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Secured Party on demand.
     (e) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     6.2 [Intentionally Omitted].
     6.3 Duty of the Secured Party. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. None of the Secured Party, or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Secured Obligations, to take any steps necessary to preserve any rights against any Grantor or other Person or to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Secured Party now has or may hereafter have against each Grantor, any Grantor or other Person.

     6.4 Execution of Financing Statements. Pursuant to any Applicable Law, each Grantor authorizes the Secured Party to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement. Each Grantor authorizes the Secured Party to use the collateral description “all assets” or “all personal property” in any such financing statements and other filing or recording documents or instruments with respect to the Collateral. Each Grantor hereby ratifies and authorizes the filing by the Secured Party of any financing statement and other filing or recording documents or instruments with respect to the Collateral made prior to the date hereof. Nothing in this Section 6.4 shall relieve any Grantor from its obligation to make the Filings or file any continuation or analogous statements or filings.
SECTION 7.
SUBORDINATION OF INDEBTEDNESS
     7.1 Subordination of All Subsidiary Grantor Claims. As used herein, the term “Subsidiary Grantor Claims” shall mean all debts and obligations of the Borrower or any other Grantor to any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired. After and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Subsidiary Grantor Claims unless otherwise consented to by the Secured Party and all such amounts shall be payable to the Secured Party as security for the Secured Obligations.
     7.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Secured Party shall have the right to prove its claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments that would otherwise be payable upon Subsidiary Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Secured Party for application against the Secured Obligations in the manner determined by the Secured Party. Should the Secured Party receive, for application upon the Secured Obligations, any such dividend or payment that is otherwise payable to any Grantor, and that, as between such Grantor and the Secured Party, shall constitute a credit upon the Subsidiary Grantor Claims, then upon payment in full of the Secured Obligations, the intended recipient shall, following payment in full in cash of all other Secured Obligations, become subrogated to the rights of the Secured Party to the extent that such payments to the Secured Party on the Subsidiary Grantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations that would have been unpaid if the Secured Party had not received dividends or payments upon the Subsidiary Grantor Claims, but in no event shall exercise such subrogation rights prior to payment in full in cash of all other Secured Obligations.
     7.3 Payments Held in Trust. In the event that notwithstanding Section 7.1 and Section 7.2 any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees: (a) to hold in trust for the Secured Party an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Secured Party; and each Grantor covenants promptly to pay the same to the Secured Party.

     7.4 Liens Subordinate. Each Grantor agrees that, until the Release Date with respect to such Grantor, any Liens securing payment of the Subsidiary Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor or the Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Secured Party, no Grantor, during the period in which any of the Secured Obligations are outstanding shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Subsidiary Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.
     7.5 Notation of Records. All promissory notes and all accounts receivable ledgers or other evidence of the Subsidiary Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.
SECTION 8.
MISCELLANEOUS
     8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.
     8.2 Notices. All notices, requests and demands to or upon the Secured Party or any Grantor hereunder shall be effected in the manner provided for in Section 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Subsidiary Grantor shall be addressed to such Subsidiary Grantor at its notice address set forth on Schedule I hereto.
     8.3 No Waiver by Course of Conduct; Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     8.4 Enforcement Expenses; Indemnification. (a) Each Subsidiary Grantor agrees to pay or reimburse the Secured Party for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Subsidiary Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Secured Party.
     (b) Each Subsidiary Grantor agrees to pay, and to save the Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Each Subsidiary Grantor agrees to pay, and to save the Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.6 of the Credit Agreement.
     (d) The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents and shall survive, as to the Secured Party, the resignation or removal of such Secured Party.
     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Party and its successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.
     8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Secured Party hereunder and claims of every nature and description of the Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Secured Party may elect, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Secured Party may have.
     8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     8.10 Integration. This Agreement, the Credit Agreement and the other Loan Documents represent the agreement of the Grantors and the Secured Party with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the Credit Agreement or the other Loan Documents.
     8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.
     8.12 Submission To Jurisdiction; Waivers.
     Each Grantor hereby irrevocably and unconditionally:
     (a) submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Secured Party shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding any special, exemplary, punitive or consequential damages.
     8.13 Acknowledgements. Each Grantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) the Secured Party has no fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and the Secured Party.
     8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF

OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     8.15 Additional Grantors. Each Subsidiary of any Grantor that is required to become a party to this Agreement pursuant to Section 7.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.
     8.16 Releases.
     (a) After the Termination Date, the Collateral shall be released from the Liens created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Secured Party shall deliver to such Grantor any Collateral owned by such Grantor and held by the Secured Party hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, at such Grantor’s sole cost and expense.
     (b) If any of the Collateral or any Mortgaged Property (as defined in any Mortgage) shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Secured Party, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor, without any representation or warranty by the Secured Party, all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral or Mortgaged Property. At the request and sole expense of the Borrower, a Subsidiary Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Secured Party, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

I-FLOW CORPORATION, as Secured Party

By: Name:	/s/ Donald M. Earhart Donald M. Earhart
Title:	Chairman, President & Chief Executive Officer

ICELAND ACQUISITION SUBSIDIARY, INC.

By: Name:	/s/ Pat LaVecchia Pat LaVecchia
Title:	Secretary

HAPC, INC.

By: Name:	/s/ Pat LaVecchia Pat LaVecchia
Title:	Secretary

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